Filed pursuant to Rule 433
                                                      File number: 333-136045-02

Subject: GSMS 2007-GG10 -- 30% AAA Ppal Allocation (external)

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

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This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


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********************************************************************************

      GSMS 2007-GG10
      Super Senior AAA principal allocation

                                                                      Cut-off Date   Rem IO   Rem
      Property Name                           Property Type   Group      Balance      term    term   Amort goes to   Balloon goes to
      -------------------------------------   -------------   -----   ------------   ------   ----   -------------   ---------------
173   Hampton Inn Omaha                       Hospitality         1      9,031,460        0     52   A1              A1
136   900 King Street                         Office              1     31,000,000       54     54                   A1
176   Greentree Place                         Office              1      7,700,000       55     55                   A1
205   5301 Longley Lane, Building F           Industrial          1      1,800,000       55     55                   A1
185   US Storage - Baltimore                  Self-Storage        1      6,200,000       56     56                   A1
  6   Penn Center East                        Office              1     61,500,000       57     57                   A1, A2
 83   KLC Shopping Center                     Retail              1      4,100,000       57     57                   A1, A2
 94   Normandy Center                         Retail              1      2,625,000       57     57                   A1, A2
118   200 West Jackson Boulevard              Office              1     57,500,000       57     57                   A1, A2
172   US Storage - Norwalk                    Self-Storage        1      9,300,000       57     57                   A1, A2
181   442 Civic Center Drive                  Office              1      7,200,000       21     57   A1              A1, A2
192   11251 Pines Boulevard                   Retail              1      4,500,000       57     57                   A1, A2
  4   CARS Chauncey Ranch                     Other               1    120,000,000       58     58                   A2
119   2001 L Street                           Office              1     56,500,000       58     58                   A2
121   Lincoln Town Center                     Office              1     55,000,000       58     58                   A2
125   Hughes Airport Center II                                    1     44,440,000       58     58                   A2
128   Hyatt Regency Albuquerque               Hospitality         1     43,000,000       58     58                   A2
158   840 Grier                               Office              1     15,320,000       58     58                   A2
168   4080 27th Court SE                      Office              1     10,664,000       58     58                   A2
 14   Montvale Center                         Office              1     25,000,000       59     59                   A2
116   Crescent                                Mixed Use           1     73,100,000       59     59                   A2
122   GP2                                                         1     52,300,000       59     59                   A2
134   Commonwealth Square                     Retail              1     31,680,000       59     59                   A2
165   Kmart Center                            Retail              1     11,877,000       59     59                   A2
123   Holiday Inn Portfolio (Fixed)                               1     48,500,000       24     60   A1              A2
106   1615 L Street                           Office              1    138,613,339       78     78                   A3
174   Homewood Suites - Charlotte             Hospitality         1      8,658,103        0     79   A1, A-AB        A3
147   Dulles Corporate Center                 Office              1     21,500,000       80     80                   A3
 21   Pasadena Medical                        Office              1     17,840,000       81     81                   A3
169   375 Rivertown Drive                     Industrial          1     10,560,000       81     81                   A3
 49   530 New Waverly Place                   Office              1      8,600,000       82     82                   A3
145   Tempe Commerce                          Office              1     22,800,000       82     82                   A3
 18   Lehigh Valley Buildings                 Office              1     18,800,000       83     83                   A3
114   1125 17th Street                        Office              1     85,000,000      114    114                   A4
152   Harbor Corporate Center                 Office              1     18,000,000      114    114                   A4
199   Stone Valley Drive                      Office              1      3,500,000       54    114   A1, A-AB        A4
203   Woodside Executive Park - F & G         Office              1      2,957,292        0    114   A1, A-AB        A4
204   4510 South Eastern Avenue               Office              1      1,940,000       54    114   A1, A-AB        A4
206   110 Huffaker Lane                       Office              1      1,310,000       54    114   A1, A-AB        A4
  5   State House Square                      Office              1     87,550,000      115    115                   A4
 26   Garden View Medical Plaza               Office              1     15,225,165       55    115   A1, A-AB        A4
 61   Val Vista Gateway Center                Office              1      7,000,000       55    115   A1, A-AB        A4
 99   TIAA RexCorp New Jersey Portfolio                           1    270,375,000      115    115                   A4
101   TIAA RexCorp Plaza                      Office              1    187,250,000      115    115                   A4
133   Pavilion at Lansdale                    Retail              1     31,986,384        0    115   A1, A-AB        A4
137   Green Road                              Office              1     31,189,427       31    115   A1, A-AB        A4
138   Crown Pointe/Victor Park                                    1     21,910,573       31    115   A1, A-AB        A4
151   Hawaii Self-Storage: Pearl City         Self-Storage        1     18,800,000      115    115                   A4
183   Beckman Chaska MN                       Industrial          1      7,030,000      115    115                   A4
 38   Westside Plaza                          Retail              1     13,200,000       32    116   A1, A-AB        A4
 43   Bergen Village                          Retail              1     11,000,000       32    116   A1, A-AB        A4
 45   Plantation Plaza Shopping Center        Retail              1     10,500,000      116    116                   A4
 55   Siskey Building                         Office              1      7,900,000      116    116                   A4
 56   Gold's Gym                              Retail              1      7,854,591        0    116   A1, A-AB        A4
 57   Barker Cypress Market Place             Retail              1      7,760,000      116    116                   A4
 64   3003 East Third Avenue                  Office              1      6,850,000       56    116   A1, A-AB        A4
 67   633 Germantown Pike                     Office              1      6,600,000       56    116   A1, A-AB        A4
 68   JMS Portfolio                                               1      6,440,000       32    116   A1, A-AB        A4
 69   2929 Oaks at Turtle Creek               Office              1      6,100,000      116    116                   A4
 74   1350 Carlback Avenue                    Office              1      5,500,000       56    116   A1, A-AB        A4
 81   Heritage Trace Center                   Office              1      4,422,451        0    116   A1, A-AB        A4
 92   Rite Aid - Summit                       Retail              1      2,913,763        0    116   A1, A-AB        A4
 96   Florida City Shops                      Retail              1      1,900,000      116    116                   A4
113   915 Wilshire Boulevard                  Office              1     85,000,000      116    116                   A4
124   Preston Park Financial Center           Office              1     48,000,000      116    116                   A4
142   Hawaii Self-Storage: Salt Lake          Self-Storage        1     24,600,000      116    116                   A4
143   Credence Systems Corp                   Office              1     23,121,506        0    116   A1, A-AB        A4
148   Berry Town Center                       Retail              1     21,000,000      116    116                   A4
154   Lyons                                   Industrial          1     17,440,000       56    116   A1, A-AB        A4
189   Fairfield Inn Asheville Airport         Hospitality         1      5,221,638        0    116   A1, A-AB        A4
191   Dryden                                  Industrial          1      4,560,000       56    116   A1, A-AB        A4
  1   Shorenstein Portland Portfolio                              1    697,200,000      117    117                   A4
  2   Two Herald Square                       Other               1    191,250,000      117    117                   A4
 15   Skypark Plaza Shopping Center           Retail              1     23,250,000      117    117                   A4
 16   Shoppes at Centre Pointe                Retail              1     23,000,000       81    117   A-AB            A4
 22   Horizon Town Center                     Retail              1     17,600,000      117    117                   A4
 30   Marketplace at South River Colony       Retail              1     14,500,000      117    117                   A4
 39   Foothill Village Oaks                   Retail              1     12,600,000       57    117   A1, A-AB        A4
 40   Manchester Stadium 16                   Retail              1     11,815,937        0    117   A1, A-AB        A4
 51   Corporate Lakes I                       Office              1      8,500,000      117    117                   A4
 54   Canyon Creek Plaza                      Retail              1      8,100,000       57    117   A1, A-AB        A4
 59   Norman Silbert MAB                      Office              1      7,200,000       21    117   A1, A-AB        A4
 60   1210 Broadway                           Retail              1      7,150,000      117    117                   A4
 62   Braddock Hills Shopping Center          Retail              1      7,000,000      117    117                   A4
 65   361 Centennial Parkway                  Office              1      6,850,000       57    117   A1, A-AB        A4
 78   Berkshire Office Building               Office              1      4,800,000       57    117   A1, A-AB        A4
 82   Tracy Marketplace Plaza V               Retail              1      4,250,000       57    117   A1, A-AB        A4
 89   Starbucks & FedEx Center                Retail              1      3,655,000      117    117                   A4
 90   Belfair Towne Center                    Office              1      3,600,000       21    117   A1, A-AB        A4
 91   Foley Retail Center                     Retail              1      3,450,000       33    117   A1, A-AB        A4
 97   Wells Fargo Tower                       Office              1    550,000,000      117    117                   A4
105   119 West 40th Street                    Office              1    160,000,000      117    117                   A4
108   Disney Building                         Office              1    135,000,000      117    117                   A4
131   Hotel Burnham                           Hospitality         1     36,000,000       57    117   A1, A-AB        A4
139   CitiFinancial                           Office              1     27,700,000      117    117                   A4
146   Avion Lakeside                          Office              1     22,300,000      117    117                   A4
156   Securlock Self Storage Portfolio                            1     16,250,000       57    117   A1, A-AB        A4
160   Templetown Properties                                       1     15,255,011        0    117   A1, A-AB        A4
161   94-1420 Moaninai Street                 Industrial          1     13,100,000      117    117                   A4
177   Great Pasture Industrial Building       Industrial          1      7,500,000      117    117                   A4
180   1623 North Sheffield Avenue             Retail              1      7,280,000       57    117   A1, A-AB        A4
182   821 Grier Road                          Industrial          1      7,078,469        0    117   A1, A-AB        A4
186   5401 California Avenue                  Office              1      6,000,000       57    117   A1, A-AB        A4
190   Secure Storage                          Self-Storage        1      5,000,000       57    117   A1, A-AB        A4
200   Securlock Hurst                         Self-Storage        1      3,400,000       57    117   A1, A-AB        A4
 10   Bingham Office Center                   Office              1     35,000,000       58    118   A-AB            A4, A1A
 11   Magnolia Hotel Denver                   Hospitality         1     35,800,000       58    118   A-AB            A4, A1A
 13   Park Building                           Office              1     26,000,000       34    118   A1, A-AB        A4, A1A
 17   Marketplace at the Lakes                Retail              1     20,800,000      118    118                   A4, A1A
 24   Embassy Suites Hotel                    Hospitality         1     16,000,000       34    118   A1, A-AB        A4, A1A
 25   Energy Park Place & Energy Park Drive   Office              1     16,250,000      118    118                   A4, A1A
 27   Southern Highlands Corporate Center     Office              1     15,000,000      118    118                   A4, A1A
 29   Mira Loma Shopping Center               Retail              1     14,880,000      118    118                   A4, A1A
 34   Boulevard Center II                     Retail              1     14,250,000      118    118                   A4, A1A
 37   Homewood Suites                         Hospitality         1     10,500,000      118    118                   A4, A1A
 42   Vista Palomar Park                      Retail              1     11,100,000       22    118   A1, A-AB        A4, A1A
 47   Parkway Center                          Retail              1      9,300,000      118    118                   A4, A1A
 50   Liberty Park                            Office              1      8,600,000      118    118                   A4, A1A
 52   Highlands Ranch Marketplace             Retail              1      8,350,000      118    118                   A4, A1A
 58   Zane Business Center                    Industrial          1      7,700,000       58    118   A-AB            A4, A1A
 63   Joppatowne Plaza                        Retail              1      6,987,541        0    118   A1, A-AB        A4, A1A
 70   Centre Drive MAB                        Office              1      6,000,000       22    118   A1, A-AB        A4, A1A
 75   53 Church Hill Road                     Industrial          1      5,500,000       34    118   A1, A-AB        A4, A1A
 84   Three Rivers Office                     Office              1      4,100,000       58    118   A-AB            A4, A1A
 85   North Star Square                       Retail              1      4,040,000       58    118   A-AB            A4, A1A
 86   Birch Street Office Building            Office              1      3,900,000      118    118                   A4, A1A
 93   Desert Glen Center                      Retail              1      2,680,000      118    118                   A4, A1A
 98   Two California Plaza                    Office              1    470,000,000      118    118                   A4, A1A
103   550 South Hope Street                   Office              1    165,000,000      118    118                   A4, A1A
111   Maguire Anaheim Portfolio                                   1    103,500,000      118    118                   A4, A1A
117   Residence Inn Alexandria Old Town       Hospitality         1     64,000,000       57    118   A1, A-AB        A4, A1A
120   The Wharf at Rivertown                  Office              1     55,200,000      118    118                   A4, A1A
126   3800 Chapman                            Office              1     44,370,000      118    118                   A4, A1A
130   Riverpark I & II                                            1     39,200,000      118    118                   A4, A1A
135   Whitehorse Road                         Office              1     31,120,000      118    118                   A4, A1A
140   Doubletree Bayside - Boston, MA         Hospitality         1     26,500,000       58    118   A-AB            A4, A1A
141   BPG Pennsylvania Properties                                 1     24,640,000      118    118                   A4, A1A
144   430 Davis Drive                         Office              1     23,015,000      118    118                   A4, A1A
149   Home Depot South San Francisco          Other               1     19,960,147        0    118   A1, A-AB        A4, A1A
159   Shops on Sage                           Retail              1     15,280,000      118    118                   A4, A1A
162   The Pennsylvania Business Center                            1     12,000,000       34    118   A1, A-AB        A4, A1A
166   Fairview Industrial Park                Industrial          1     11,300,000       34    118   A1, A-AB        A4, A1A
175   Country Inn & Suites Portfolio                              1      8,525,000       22    118   A1, A-AB        A4, A1A
194   Mini U Storage - Forestville            Self-Storage        1      4,200,000       22    118   A1, A-AB        A4, A1A
198   405 Queen Street                        Retail              1      3,575,000      118    118                   A4, A1A
202   Mini U Storage - Southfield             Self-Storage        1      3,000,000       58    118   A-AB            A4, A1A
  7   Rosemont Commons                        Retail              1     55,500,000      119    119
  8   One Financial Plaza                     Office              1     51,750,000      119    119
  9   200 Meeting Street                      Office              1     46,000,000      119    119
 12   Ballantyne Resort                       Hospitality         1     35,500,000      119    119
 23   Plaza Rancho Del Oro Shopping Center    Retail              1     16,600,000      119    119
 32   Drug Store Portfolio                                        1     14,500,000      119    119
 33   Arrowhead Creekside                     Office              1     14,500,000      119    119
 36   Medlock Corners                         Retail              1     14,000,000      119    119
 41   ANC Corporate Center II                 Office              1     11,100,000      119    119
 44   Ashley Furniture and Gordmans           Retail              1     10,760,000      119    119
 48   15th & Spruce                           Retail              1      8,600,000       59    119   A-AB
 53   Quail Plaza                             Retail              1      8,160,000      119    119
 66   Festival Foods                          Retail              1      6,712,000       59    119   A-AB
 71   Stevens Office Building                 Office              1      5,900,000       59    119   A-AB
 72   Chandler Medical                        Office              1      5,865,600       83    119   A-AB
 73   Woodlands Crossing                      Retail              1      5,850,000      119    119
 77   Foundry                                 Office              1      5,346,305        0    119   A1, A-AB
 79   1000 Boulders Parkway                   Office              1      4,800,000       59    119   A-AB
 80   Snowden Square Shopping Center          Retail              1      4,700,000       59    119   A-AB
 87   Gold Creek Marketplace                  Retail              1      3,837,000      119    119
 88   Horseshoe Center                        Retail              1      3,800,000      119    119
 95   1601 Pearl Street                       Retail              1      2,800,000       59    119   A-AB
100   400 Atlantic Street                     Office              1    265,000,000      119    119
109   55 Railroad Avenue                      Office              1    124,000,000      119    119
110   Franklin Mills                          Retail              1    116,000,000      119    119
115   Hyatt Regency Penn's Landing            Hospitality         1     80,000,000       83    119   A-AB
132   Texas Retail Portfolio                                      1     33,400,000       59    119   A-AB
163   Dockside 500                            Other               1     12,000,000       35    119   A1, A-AB
167   9th Street Marketplace                  Retail              1     10,720,000      119    119
170   Glenbrook Shopping Center               Retail              1     10,491,000      119    119
171   LA Fitness Brandon                      Retail              1     10,220,000       59    119   A-AB
188   Talcott Plaza                           Retail              1      5,460,000      119    119
193   A+ Storage Hermitage                    Self-Storage        1      4,400,000       11    119   A1, A-AB
102   InTown Suites Portfolio A                                   1    186,000,000       60    120   A-AB
107   9200 Sunset Boulevard                   Office              1    135,000,000      120    120
112   Great Escape Theatres                                       1     92,730,000        0    120   A1, A-AB
129   National Plaza I, II, III               Office              1     40,050,000      120    120
155   1051 Perimeter Drive                    Office              1     16,748,000      120    120
201   Atascocita Self Storage                 Self-Storage        1      3,300,000        0    120   A1, A-AB
 35   Bethel Station                          Retail              1     14,000,000      130    130
 31   Rocca Apartments                        Multifamily         2     14,500,000       59     59                   A1A
150   Fountains at Fair Oaks                  Multifamily         2     19,200,000       61     61                   A1A
 46   Summerhill Place Apartments             Multifamily         2     10,000,000       81     81                   A1A
127   Lakeside at White Oak                   Multifamily         2     43,200,000       55    115   A1A             A1A
153   Renaissance Park                        Multifamily         2     18,000,000      115    115                   A1A
157   Canyon Terrace                          Multifamily         2     16,000,000      115    115                   A1A
184   Villas of La Costa                      Multifamily         2      6,250,000       55    115   A1A             A1A
 76   Laurel Theater Apartments               Multifamily         2      5,350,000       56    116   A1A             A1A
164   Ashley Place Apartments                 Multifamily         2     12,000,000      116    116                   A1A
178   Cobblestone Creek Apartments            Multifamily         2      7,500,000      117    117                   A1A
179   Casa Linda Apartments                   Multifamily         2      7,400,000       57    117   A1A             A1A
187   Variel Apartments                       Multifamily         2      5,650,000      117    117                   A1A
195   Manor House West Apartments             Multifamily         2      4,000,000       57    117   A1A             A1A
196   Chateau du Val                          Multifamily         2      3,900,000       33    117   A1A             A1A
197   Morocco Apartments                      Multifamily         2      3,600,000       57    117   A1A             A1A
 28   Keystone Apartments                     Multifamily         2     15,000,000      118    118                   A1A
  3   Lynnewood Gardens                       Multifamily         2    129,500,000      119    119
 19   Avalon Peaks                            Multifamily         2     18,350,000      119    119
 20   Harbor Club Apartments                  Multifamily         2     18,000,000      119    119
104   Harbor Point Apartments                 Multifamily         2    160,500,000       36    120   A1A

      This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.